EXHIBIT 10.28
REVOLVING LINE OF CREDIT AGREEMENT
Effective as of May 1, 2010
     This Revolving Line of Credit Agreement is entered into by and between ODYSSEY RE HOLDINGS CORP., a Delaware corporation (the “Subsidiary”), and FAIRFAX, INC., a Wyoming corporation (the “Parent”, and collectively with the Subsidiary, the “Parties”, and each individually, a “Party”).
NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, as follows:

SECTION 1.	COMMITMENTS OF THE PARTIES; TERMINATION DATE; BORROWING PROCEDURES AND CONDITIONS.
     SECTION 1.1 Subsidiary Commitment. Subject to the terms and conditions of this Agreement, the Subsidiary agrees to make loans to the Parent on a revolving basis (herein collectively called “Parent Loans” and individually each called a “Parent Loan”) from time to time before the Termination Date (as hereinafter defined) in such amounts as the Parent may from time to time request, but not exceeding in the aggregate the amount of Three Hundred Million Dollars ($300,000,000) outstanding at any one time.
     SECTION 1.2 Parent Commitment. Subject to the terms and conditions of this Agreement, the Parent agrees to make loans to the Subsidiary on a revolving basis (herein collectively called “Subsidiary Loans” and individually each called a “Subsidiary Loan”) from time to time before the Termination Date (as hereinafter defined) in such amounts as the Subsidiary may from time to time request, but not exceeding in the aggregate the amount of Three Hundred Million Dollars ($300,000,000) outstanding at any one time. Parent Loans and Subsidiary Loans are sometimes collectively referred to herein as “Loans.”
     SECTION 1.3 Termination Date. The commitments of the Parent and the Subsidiary to make Loans hereunder shall be in effect until a demand is made by either party to terminate them. All principal outstanding with respect to the Loans and any accrued and unpaid interest shall be due and payable on the Termination Date.
     SECTION 1.4 Borrowing Procedures. The Parties agree to cooperate in good faith with respect to the requesting and funding of Loans.
     SECTION 1.5 Conditions to Each Loan. Notwithstanding any other provision of this Agreement, no Loan shall be required to be made hereunder if the conditions precedent to the making of such Loan specified in Section 8 have not been satisfied.

SECTION 2. EVIDENCE OF DEBT.
     SECTION 2.1 Revolving Line of Credit. The date and amount of each Loan and of each repayment of principal thereof received by a Lending Party shall be recorded by such Lending Party in its books and records. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount of the Loans made by such Lending Party owing and unpaid. The failure by any Lending Party to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the applicable Borrowing Party hereunder to repay the principal amount of such Loans, together with all interest accruing thereon.
     SECTION 2.2 Due Date Alteration. If any payment of principal under this Agreement falls due on any day of the year that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and interest shall accrue for the period of such extension.
SECTION 3. INTEREST.
     SECTION 3.1 Interest on Loans. The unpaid principal amount of the Loans from time to time outstanding shall bear interest at the rate of 7.5% per annum. Overdue interest shall bear interest at a rate that is 2% per annum in the excess of the rate of this Agreement.
     SECTION 3.2 Interest Payment Dates. Accrued interest shall be paid under this Agreement with respect to any Loan on the 15th day of January, April, July and October of each year, at the Termination date or at any Optional Prepayment date, beginning with the first such date to occur after the date of such Loan.
     SECTION 3.3 Basis of Computation. Interest on all Loans shall be computed daily on the outstanding principal balance at given month end on the basis of a year consisting of 365 days.
SECTION 4. PREPAYMENTS.
     SECTION 4.1 Optional Prepayment. Each Borrowing Party may from time to time prepay the Loans and any accrued and unpaid interest, in whole or in part, without premium or penalty. The prepayment of the Loans will not require restatement of this Agreement.
SECTION 5. MAKING OF PAYMENTS.
     SECTION 5.1 Making of Payments. All payments of principal of, or interest on, the Loans made to any Borrowing Party shall be made in immediately available funds by such Borrowing Party to the applicable Lending Party. All such payments shall be made to the applicable Lending Party not later than noon, local time, on the date due; and funds received after that hour shall be deemed to have been received by the applicable Lending Party on the next following Business Day. To the extent both parties have borrowed funds outstanding during the lending period, the interest payments should be netted into a single payment to the party accruing the most interest.
     SECTION 5.2 Withholding. If any Borrowing Party shall be required by law to deduct any taxes from or in respect of any sum payable hereunder to the applicable Lending Party, (a) such Borrowing Party shall make such deductions and (b) such Borrowing Party shall pay the full amount deducted to the relevant authority in accordance with applicable law. Each Borrowing Party hereby agrees to indemnify the applicable Lending Party for the full amount of any taxes paid by such Lending Party as a result of any failure by such Borrowing Party to fulfill its obligations under the immediately preceding sentence. All amounts remitted by any Borrowing Party to any Lending Party shall be remitted net of any taxes required to be deducted under applicable law.
     SECTION 5.3 Payment in Dollars. All payments hereunder shall be made in United States Dollars.
SECTION 6. WARRANTIES.
     SECTION 6.1 Subsidiary’s Warranties. To induce the Parent to enter into this Agreement, the Subsidiary warrants to the Parent that:
     SECTION 6.1.1. Organization, etc. The Subsidiary is a corporation duly existing and in good standing under the laws of the State of Delaware; and the Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required.
     SECTION 6.1.2. Authorization No Conflict. The execution and delivery of this Agreement, the borrowings by the Subsidiary hereunder and the performance by the Subsidiary of its obligations under this Agreement, are within the Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Subsidiary or of any agreement binding upon the Subsidiary.
     SECTION 6.1.3. Validity and Binding Nature. This Agreement is the legal, valid and binding obligation of the Subsidiary enforceable against the Subsidiary in accordance with its terms.
     SECTION 6.1.4. Pari Passu Indebtedness. The indebtedness of the Subsidiary represented by this Agreement ranks at least pari passu with all other unsecured indebtedness of the Subsidiary.

     SECTION 6.2 Parent’s Warranties. To induce the Subsidiary to enter into this Agreement, the Parent warrants to the Subsidiary that:
     SECTION 6.2.1. Organization, etc. The Parent is a corporation duly existing and in good standing under the laws of the State of Wyoming; and the Parent is duly qualified and in good standing as a corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required.
     SECTION 6.2.2. Authorization No Conflict. The execution and delivery of this Agreement, the borrowings by the Parent hereunder and the performance by the Parent of its obligations under this Agreement, are within the Parent’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of its constituent documents or of any agreement binding upon the Parent.
     SECTION 6.2.3. Validity and Binding Nature. This Agreement is the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.
     SECTION 6.2.4. Pari Passu Indebtedness. The indebtedness of the Parent represented by this Agreement ranks at least pari passu with all other unsecured indebtedness of the Parent.
SECTION 7. COVENANTS.
     SECTION 7.1 Subsidiary’s Covenants. Until the termination of the Parent’s commitment to make loans hereunder and thereafter until all obligations of the Subsidiary, in its capacity as the Borrowing Party, hereunder are paid in full, the Subsidiary agrees that it will:
     SECTION 7.1.1. Notice of Default. Forthwith upon learning of the occurrence of a Subsidiary Default (as hereinafter defined) or an Unmatured Subsidiary Default (as hereinafter defined), deliver a written notice thereof to the Parent, describing the same and the steps being taken by the Subsidiary with respect thereto.
     SECTION 7.1.2. Other Information. Deliver to the Parent from time to time such other information concerning the Subsidiary as the Parent may reasonably request related to its financial position.
     SECTION 7.1.3. Books, Records and Inspections. Maintain complete and accurate books and records; permit access by the Parent to the books and records of the Subsidiary; and permit the Parent to inspect the properties and operations of the Subsidiary.

     SECTION 7.2 Parent’s Covenants. Until the termination of the Subsidiary’s commitment to make loans hereunder and thereafter until all obligations of the Parent, in its capacity as the Borrowing Party, hereunder are paid in full, the Parent agrees that it will:
     SECTION 7.2.1. Notice of Default. Forthwith upon learning of the occurrence of a Parent Default (as hereinafter defined) or an Unmatured Parent Default (as hereinafter defined), deliver a written notice thereof to the Subsidiary, describing the same and the steps being taken by the Parent with respect thereto.
     SECTION 7.2.2. Other Information. Deliver to the Subsidiary from time to time such other information concerning the Parent as the Subsidiary may reasonably request.
     SECTION 7.2.3. Books, Records and Inspections. Maintain complete and accurate books and records; permit access by the Subsidiary to the books and records of the Parent; and permit the Subsidiary to inspect the properties and operations of the Parent.
SECTION 8. CONDITIONS OF LENDING.
     SECTION 8.1 Parent Loans. The obligation of the Subsidiary to make Parent Loans is subject to the conditions precedent that: (a) no Parent Default, or Unmatured Parent Default, has occurred and is continuing or will result from the making of such Parent Loan, (b) the warranties of the Parent contained in Section 6 are true and correct as of the date of such requested Parent Loan, with the same effect as though made on the date of such Parent Loan and (c) the Subsidiary continues to be a direct or indirect subsidiary of the Parent.
     SECTION 8.2 Subsidiary Loans. The obligation of the Parent to make Subsidiary Loans is subject to the conditions precedent that: (a) no Subsidiary Default, or Unmatured Subsidiary Default, has occurred and is continuing or will result from the making of such Subsidiary Loan, (b) the warranties of the Subsidiary contained in Section 6 are true and correct as of the date of such requested Subsidiary Loan, with the same effect as though made on the date of such Subsidiary Loan and (c) the Subsidiary continues to be a direct or indirect subsidiary of the Parent.
SECTION 9. EVENTS OF DEFAULT AND THEIR EFFECT.
     SECTION 9.1 Subsidiary Defaults
     SECTION 9.1.1. Subsidiary Defaults. Each of the following shall constitute a Subsidiary Default under this Agreement:
     (a) Non-Payment of Principal or Interest. Default, and continuance thereof for 30 days, in the payment when due of any principal of or interest on the Subsidiary Loans.

     (b) Bankruptcy, Insolvency, etc. The Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Subsidiary, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Subsidiary or for a substantial part of its property and is not discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of the Subsidiary, and if such case or proceeding is not commenced, consented to or acquiesced in by the Subsidiary, it remains for 90 days undismissed; or the Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.
     (c) Non-Compliance with this Agreement. Failure by the Subsidiary to comply with or to perform any provision of this Agreement (and not constituting a Subsidiary Default under any of the preceding provisions of this Section 9.1.1) and continuance of such failure for 60 days after notice thereof to the Subsidiary from the Parent.
     (d) Warranties. Any warranty made by the Subsidiary herein is breached or is false or misleading in any material respect.
     SECTION 9.1.2. Effect of Subsidiary Default. If any Subsidiary Default described in Section 9.1.1 shall occur, the Parent may declare its commitment to make Subsidiary Loans (if it has not theretofore terminated) to be terminated and all amounts owing under its line of credit to the Subsidiary to be due and payable, whereupon such commitment (if it has not theretofore terminated) shall immediately terminate and all amounts owing under its line of credit to the Subsidiary shall become immediately due and payable, all without notice, protest, presentment or demand of any kind. The Parent shall promptly advise the Subsidiary of any such declaration, but failure to do so shall not impair the effect of such declaration.
     SECTION 9.2 Parent Defaults
     SECTION 9.2.1. Parent Defaults. Each of the following shall constitute a Parent Default under this Agreement:
     (a) Non-Payment of Principal or Interest. Default, and continuance thereof for 30 days, in the payment when due of any principal of or interest on the Parent Loans.
     (b) Bankruptcy, Insolvency, etc. The Parent becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Parent applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Parent, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Parent or for a substantial part of its property and is not discharged within 90 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of the Parent, and if such case or proceeding is not commenced, consented to or acquiesced in by the Parent, it remains for 90 days undismissed; or the Parent takes any corporate action to authorize, or in furtherance of, any of the foregoing.
     (c) Non-Compliance with this Agreement. Failure by the Parent to comply with or to perform any provision of this Agreement (and not constituting a Parent Default under any of the preceding provisions of this Section 9.2.1) and continuance of such failure for 60 days after notice thereof to the Parent from the Subsidiary.
     (d) Warranties. Any warranty made by the Parent herein is breached or is false or misleading in any material respect.
     SECTION 9.2.2. Effect of Parent Default. If any Parent Default described in Section 9.2.1 shall occur, the Subsidiary may declare its commitment to make Parent Loans (if it has not theretofore terminated) to be terminated and all amounts owing under its line of credit to the Parent to be due and payable, whereupon such commitment (if it has not theretofore terminated) shall immediately terminate and all amounts owing under its line of credit to the Parent shall become immediately due and payable, all without notice, protest, presentment or demand of any kind. The Subsidiary shall promptly advise the Parent of any such declaration, but failure to do so shall not impair the effect of such declaration.
SECTION 10. CERTAIN DEFINITIONS.
When used herein, the following terms shall have the following meanings:
     “Agreement” means this amended and restated Revolving Line of Credit Agreement.
     “Borrowing Party” means either Party in its capacity as borrower.
     “Business Day” means any day of the year (other than a Saturday or Sunday) on which the banks are open for business in Chicago, Illinois.
     “Dollars” and the sign “$” mean lawful money of the United States of America.
     “Lending Party” means either Party in its capacity as lender.
     “Termination Date” means the earlier of (i) the date the commitments of the Parent and the Subsidiary to make Loans terminate pursuant to Section 1.3, (ii) with respect to the commitment of the Parent to make Loans hereunder and the Subsidiary Loans, the date such commitment terminates pursuant to Section 9.1.2 or (iii) with respect to the commitment of the Subsidiary to make Loans hereunder and the Parent Loans, the date such commitment terminates pursuant to Section 9.2.2.

     “Unmatured Parent Default” means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute a Parent Default.
     “Unmatured Subsidiary Default” means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute a Subsidiary Default.
SECTION 11. GENERAL.
     SECTION 11.1 Waiver; Amendments. No delay by any Lending Party in the exercise of any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any Lending Party of any right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by the Lending Party against whom enforcement thereof is to be charged.
     SECTION 11.2 Confirmations. The Parties agree from time to time, upon written request received by one Party from the other Party, to confirm to the other in writing the aggregate outstanding principal amount of the Loans.
     SECTION 11.3 Notices. All notices and other communications provided to either Party under this Agreement shall be in writing and mailed, delivered or transmitted to the other Party at its address or facsimile number or electronic mail address set forth below its signature hereto or at such other address or facsimile number or electronic mail address as may be designated in a notice given in the aforesaid manner. Any notice, if mailed and properly addressed, shall be deemed given five days after the date when sent by registered or certified mail, postage prepaid; any notice, if transmitted by electronic mail or facsimile, shall be deemed given when transmitted.
     SECTION 11.4 Costs and Expenses. Each Borrowing Party agrees to pay on demand all out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the applicable Lending Party in connection with the enforcement by such Lending Party of this Agreement or any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 11.4 shall survive any termination of this Agreement.
     SECTION 11.5 Governing Law. This Agreement shall be a contract made under and governed by the internal laws of the State of New York. All obligations of each Borrowing Party and rights of each Lending Party expressed herein shall be in addition to and not in limitation of those provided by applicable law.
     SECTION 11.6 Successors and Assigns. This Agreement shall be binding upon the Subsidiary and the Parent and their respective successors and assigns, and shall inure to the benefit of the Subsidiary and the Parent and the successors and assigns of the Subsidiary and the Parent. No Party may assign its rights or obligations hereunder without the consent of the other Party.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written.

FAIRFAX, INC.

By:	/s/ John Cassil John Cassil
Vice President

ODYSSEY RE HOLDINGS CORP.

By:	/s/ Andrew A. Barnard Andrew A. Barnard
President & CEO